CARRIAGE SERVICES PROVIDES PRELIMINARY UNAUDITED 2018 FULL YEAR RESULTS AND 2019 ROLLING FOUR QUARTER OUTLOOK
HOUSTON - January 16, 2019 - Carriage Services, Inc. (NYSE: CSV) today provided preliminary unaudited results for the full year ended December 31, 2018 compared to December 31, 2017:
As these 2018 numbers are preliminary and unaudited, we are presenting an estimate of the December 31, 2018 results. These 2018 financial results presented are subject to change upon completion of the Company’s Form 10-K and the audit of the Company’s financial statements for the year ended December 31, 2018, including the effects of any subsequent events.

•	Total Revenue is estimated to be $268.0 million, a 3.8% increase from $258.1 million;

•	Total Field EBITDA is estimated to be $104.5 million, remaining flat from $104.5 million;

•	Total Field EBITDA Margin is estimated to be 39.0%, a 1.5% decrease from 40.5%;

•	Adjusted Consolidated EBITDA is estimated to be $70.5 million, a 2.6% increase from $68.7 million;

•	Adjusted Consolidated EBITDA Margin is estimated to be 26.3%, a 0.3% decrease from 26.6%; and

•	Adjusted Diluted Earnings Per Share is estimated to be $1.19, a 14.4% decrease from $1.39.
Other Financial Highlights During the Fourth Quarter of 2018:

•	$4.5 million non-cash charge due to the cancellation of 210,470 performance awards granted in 2016 - 2018;

•	$1.0 million non-cash charge related to goodwill and other impairments on two businesses;

•	$1.4 million termination expenses incurred due to our restoration program;

•	$1.0 million accrual related to legal reserves, including $0.6 million for a potential settlement;

•	$0.4 million charges for natural disaster costs related to Hurricane Michael in Panama City, Florida;

•
Repurchased in privately negotiated transactions another $22.4 million in aggregate principal amount of our 2.75% convertible notes due May 2021 funded by our revolving credit facility ($6.3 million in aggregate principal amount remain outstanding); and

•	Over 1.1 million shares, approximately $17.7 million of total cost, repurchased in the open market pursuant to our share repurchase program.
Rolling Four Quarter Outlook - Period Ending December 31, 2019:

Range (in millions, except per share amounts)
Revenues	$270 - $274
Consolidated EBITDA	$77 - $79
Adjusted Net Income	$24 - $26
Adjusted Diluted Earnings Per Share	$1.34 - $1.44
Free Cash Flow	$37 - $40
Mel Payne, Chief Executive Officer, stated, “Over the course of the past four months Carriage has embarked on a rapid and transformative High Performance and Value Creation Trends Restoration Program. Our goal was to first identify the root causes of the declining performance trends over the last two years in too many of our portfolio businesses and then to quickly make the necessary changes to restore positive performance trends beginning in the first quarter of 2019 and continuing thereafter for a five year timeframe ending in 2023.

It will be very difficult for me and the leadership team to explain in conventional financial language and terms all that has happened underneath the “public covers” of Carriage over the last four months. So to stimulate the learning process and a better understanding by investors, many of which might be new to the Carriage story, I have included below a few relevant sections of my 2019 Theme Letter which went out yesterday to all of our Field and Houston Support Center leadership, as follows:” concluded Mr. Payne.
Congratulations - we survived 2018 and have begun the second five year timeframe of Carriage’s Good To Great Journey that never ends with the annual theme for 2019:
Carriage Services 2019: Back To The Future - A NEW BEGINNING - PART II
For the many of you who were not a leader of or in an individual business, field operations or support center group on January 1, 2012 when we first launched Carriage’s Good To Great Journey with the annual theme, A NEW BEGINNING, the good news is that you are now in a leadership position that can determine whether Carriage quickly returns to a high and sustainable financial performance. In other words, you are once again the real owners of Carriage through your performance and therefore control the future destiny of our company.
As soon as we show that our future performance will be back on an upward trend and that we have quickly reversed the negative trends of 2017 and especially 2018, then our share price will head north much like during the five year timeframe of 2012 - 2016. A little history will help provide a “big picture” perspective. We launched the first five year timeframe of Carriage’s Good To Great Journey after a previous significant management team restructuring and update of our Funeral Standards at the end of 2011, after which we achieved the following financial and Carriage (NYSE Symbol: CSV) share price results:

•	Total Revenue increased at a compounded rate of 6.4% (Same Store and Acquisition) over the five years 2012 - 2016;

•	Adjusted Consolidated EBITDA increased at a compounded rate of 10.8% over the five year timeframe;

•
Adjusted Consolidated EBITDA Margin increased 5.5 percentage points over the five year timeframe to 29.7% in 2016 from 24.2% in 2011, a company and industry milestone never before reached by a consolidation company; and

•	Carriage’s share price soared from $5.60 per share at December 31, 2011 to $28.64 on December 31, 2016, a compounded annual increase over five years of 38.6%.
After all the positive and exciting feedback that we have recently received from so many of you, I am 100% certain that A NEW BEGINNING - PART II will produce the same spectacular financial results and compounded share price increases over five years, except this time we begin with a base year share price of $15.50 on December 31, 2018. So right now would be a great time for any of you not enrolled in our stock purchase program to do so, as I would much prefer to be celebrating with you five years from now rather than hearing, “Coulda, Woulda, Shoulda!”
First Who, Then What
We will continue our focus on First Who, Then What which means getting the Wrong People off the Carriage Bus and the Right People in the Right Seats on the Carriage Bus so that we never again experience the demoralizing impact and portfolio performance declines of the last two years. At this point it’s time for our leadership at all levels to execute the recently rebooted and updated Right Funeral and Cemetery High Performance Standards, enabling us to once again drive the Carriage Good To Great Journey Bus toward GREATNESS!
Transformation: Mid-September through December 2018
I have been involved in many up and down cycles at Carriage since its founding on June 1, 1991. Most of the down cycles lasted years and seemed like they would never end. So what we have accomplished together over the last three months of 2018 has been nothing short of AMAZING, as summarized below:

1.	October 1st Memorandum: Analytical Analysis and Profile of Portfolio Performance Declines since 2011.

2.	October 31st Memorandum: Wrong People Off The Carriage Bus and diagnosis of outdated Funeral and Cemetery Performance Standards.

3.	December 3rd Memorandum: Standards Council Approval of Rebooted / Updated Funeral Performance Standards.

4.	December 21st Standards Council Telephonic Meeting: Approved Rebooted / Updated Cemetery Performance Standards.

5.
December 3rd - January 8th: Collaboration by Carriage High Performance Team (Kyle Incardona, Kristi AhYou, Nathan Stiffler, Kyle Miller and many others) to create and roll out a Partnership Portal for the “Game Changing” new Funeral Service and Guest Experience Performance Standard.

I would like to thank all of the Managing Partners, Standards Council Members, Directors of Support, Regional Partners and Operations and Planning Group Analysts who let me know with brutal honesty how you had been demoralized during 2017 and 2018 and your thoughts about the rapid fire changes in leadership and Funeral and Cemetery Performance Standards over the last four months outlined above. Your feedback to me both directly through emails and indirectly through others has been the most energizing and inspiring experience of my long career.
So much so that I’m feeling twenty years younger and passionately excited about how our 4E Leadership Managing Partners and their Being The Best Employee Teams can increase our portfolio performance immediately ahead and thereafter over the second five year Good To Great Journey timeframe ending December 2023.
Standards Council Meeting / Service and Guest Experience Standard / Partnership Portal
Our Standards Council eliminated three Funeral Standards with a total weighting of 35% (ARPC weighted 15% and two People Standards weighted 10% each) and approved new Funeral and Cemetery Compounded Revenue Growth Standards plus the “Game Changer” Funeral Service and Guest Experience Standard weighted 15%. There has been a natural response from our Funeral Managing Partners that the new Service and Guest Experience Standard is to a large degree subjective and could be “abused” much like those that were eliminated at our Standards Council Meeting on November 30, 2018.
Anytime an innovation minded company like Carriage moves radically, boldly and swiftly to eliminate what doesn’t work and to get out in front of the changing preferences of our client families (the ONLY THING we can be certain about is CHANGE!), then undoubtedly some people may find rapid change unsettling. The new Service and Guest Experience Standard as well as the Partnership Portal is a “work in progress” that will be continuously evolving and growing more relevant and effective for Managing Partners and your teams of employees as you provide both positive and negative feedback over time.
Carriage Good To Great Journey Becoming A Built To Last Company
I have long been a “student learner” dedicated to the study of successful companies (Good To Great and Built To Last books by Jim Collins that profiled a handful of such companies) that were able to differentiate their long term financial and share price performance because of their enterprise mission, purpose, principles and high performance culture over long periods of time (20 to 50 years). I see no reason Carriage cannot rejoin the Good To Great Journey ranks and then become a Built To Last Company over the next ten years as each of you leads your performance higher and the “Flywheel Effect” literally sweeps across our portfolio and infects each of you with a “never-say-die, can do” attitude!

Setbacks Lead to Comebacks
I recently read a wonderful article in the Investors’ Business Daily by Steve Watkins on Leaders and Success titled “Problem Solving: Overcome Setbacks With A Comeback Attitude,” and after our recent setbacks would like to share a few of the main points with you as we embark on A NEW BEGINNING - PART II:

•	Setbacks are a fact of life. It’s how you respond to and overcome setbacks that sets you apart from the crowd;

•
People need an overarching reason to keep pushing when they hit a roadblock. That reason can’t be monetary because it won’t last. You have to attach a purpose that is emotional. Leaders must be connected to the purpose.

•	Look for the lesson and learn from the setback. Turn your setbacks into comebacks.

•	Realize that everyone, even those at the top, encounter setbacks. Life is 10% what happens to you and 90% how you respond.

•	The power of a positive attitude can have an enormous impact on turning a setback into a comeback. Comebacks happen when you restore confidence and build momentum.

•	Release your regrets while taking responsibility for your role in the setback. Regret only imprisons a person in self-pity.

•	If you have people who aren’t on board with the company’s purpose and won’t battle adversity, then get rid of them.
My unshakable belief is that the recent setbacks and our remarkable comeback over the last four months has positioned our company and each of you for unparalleled success over the next five years. Now let’s show all the nay-sayers and doubters in our industry and world what a “Carriage High Performance Culture Snapback Comeback” really looks like!
Our annual theme is therefore timely and profoundly appropriate:
Carriage Services 2019: Back To The Future - A NEW BEGINNING - Part II
As always, I leave you with this quote from the book Good To Great by Jim Collins:
“Greatness is not a matter of circumstance. Greatness, it turns out, is a matter of conscious choice!”
Like each of you I choose Greatness because that’s just WHO WE ARE!

INFORMATION REGARDING PRELIMINARY UNAUDITED RESULTS
The financial results presented in this release are preliminary and unaudited, and these results are subject to change upon the completion of the Company’s Form 10-K for the period ended December 31, 2018, including the effects of any subsequent events and the audit by the Company’s independent registered public accounting firm of the 2018 consolidated financial statements. The Company has provided estimates for certain financial results, primarily because the Company’s financial closing procedures as of December 31, 2018 are not fully complete. As a result, the Company’s actual results may vary from the estimated preliminary results included herein. In addition, the preliminary unaudited financial data should not be viewed as a substitute for the full financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), which will be filed with the Securities and Exchange Commission at a later date. Please see the “CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS” section of this press release for further information.
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, January 17, 2019 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-3988388) and ask for the Carriage Services conference call. A replay of the conference call will be available through February 25, 2019 and may be accessed by dialing 855-859-2056 (ID-3988388). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2019 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and our cemetery Standards Operating Model. Revenues, Consolidated EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Free Cash Flow for the four quarter period ending December 31, 2019 are expected to improve relative to the trailing four quarter period ended December 31, 2018 due to improved operating performance in our existing Funeral Home and Cemetery portfolio, full year results from funeral homes acquired in 2018 and a decrease in Overhead expenses, offset by the loss of a cemetery management agreement that occurred at the end of the third quarter 2018. Net Income and Adjusted Diluted Earnings Per Share have been adjusted for accretion on our convertible notes.
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.
NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures we typically report include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share”; however, not all of these measures are present herein. The Non-GAAP financial measurements presented herein are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions of Non-GAAP financial measures used by the Company are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on our Convertible Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Free Cash Flow is defined as net cash provided by operations, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, funeral overhead expenses and Financial EBITDA related to the Funeral Home segment.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, cemetery overhead expenses and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding depreciation and amortization and funeral and cemetery overhead expenses.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•
Divested Revenue is defined as revenues from one funeral home business sold during 2017 and three cemetery businesses that we ceased to operate on September 30, 2018, as a result of an expired management agreement.

•
Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the funeral home business sold and the three cemetery businesses related to the expired management agreement noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenues, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing four areas of costs: i) Funeral field costs, ii) Cemetery field costs, iii) depreciation and amortization and iv) funeral and cemetery overhead expenses. Funeral and Cemetery field costs include funeral merchandise costs, cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Funeral and cemetery overhead expenses presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “funeral and cemetery overhead expenses” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of Adjusted Consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the years ended December 31, 2017 and estimated December 31, 2018 (in thousands):

	For the Years Ended December 31,
	2017	2018E
Net Income	$37,193	$11,900
Net Tax (Benefit)/Provision	(4,411)	6,600
Pre-Tax Income	32,782	18,500
Interest Expense	12,948	21,000
Accretion of Discount on Convertible Notes	4,329	2,100
Net Loss on Early Extinguishment of Debt	—	600
Non-Cash Stock Compensation	3,162	6,600
Depreciation & Amortization	15,979	17,400
Other, Net	(1,118)	1,500
Consolidated EBITDA	$68,082	$67,700
Adjusted For:
Severance and Retirement Costs	—	1,400
Litigation Reserve	—	1,000
Natural Disaster Costs	620	400
Adjusted Consolidated EBITDA	$68,702	$70,500

Revenue	$258,139	$268,000

Adjusted Consolidated EBITDA Margin	26.6%	26.3%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the years ended December 31, 2017 and estimated December 31, 2018 (in thousands):

	For the Years Ended December 31,
	2017	2018E
Funeral Gross Profit (GAAP)	$61,369	$61,100
Depreciation & Amortization	9,785	10,700
Overhead Expenses	10,827	10,400
Funeral Financial EBITDA	(7,548)	(7,800)
Funeral Divested EBITDA	(302)	—
Funeral Field EBITDA	$74,131	$74,400

	For the Years Ended December 31,
	2017	2018E
Cemetery Gross Profit (GAAP)	$15,430	$15,300
Depreciation & Amortization	4,589	4,800
Overhead Expenses	2,512	2,200
Cemetery Financial EBITDA	(7,450)	(7,100)
Cemetery Divested EBITDA	(1,675)	(1,400)
Cemetery Field EBITDA	$13,406	$13,800
Components of Total Field EBITDA December 31, 2017 and estimated December 31, 2018 (in thousands):

	For the Years Ended December 31,
	2017	2018E
Funeral Field EBITDA	$74,131	$74,400
Cemetery Field EBITDA	13,406	13,800
Funeral Financial EBITDA	7,548	7,800
Cemetery Financial EBITDA	7,450	7,100
Funeral Divested EBITDA	302	—
Cemetery Divested EBITDA	1,675	1,400
Total Field EBITDA	$104,512	$104,500

Revenue	$258,139	$268,000

Total Field EBITDA Margin	40.5%	39.0%
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share of December 31, 2017 and estimated December 31, 2018 (in thousands):

	For the Years Ended December 31,
	2017	2018E
GAAP Diluted Earnings Per Share	$2.09	$0.64
Special Items	(0.70)	0.55
Adjusted Diluted Earnings Per Share	$1.39	$1.19

Reconciliation of Rolling Four Quarter Outlook:
Earlier in this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2019 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the Rolling Four Quarters ending December 31, 2019 (in thousands):

December 31, 2019E
Net Income	$24,800
Total Tax Provision	9,400
Pretax Income	34,200
Net Interest Expense, including Accretion of Discount on Convertible Notes	24,400
Depreciation & Amortization, including Non-cash Stock Compensation	19,600
Consolidated EBITDA	$78,200
Reconciliation of Net Income to Adjusted Net Income for the Rolling Four Quarters ending December 31, 2019 (in thousands):

December 31, 2019E
Net Income	$24,800
Special Items	200
Adjusted Net Income	$25,000
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Rolling Four Quarters ending December 31, 2019:

December 31, 2019E
GAAP Diluted Earnings Per Share	$1.38
Special Items	0.01
Adjusted Diluted Earnings Per Share	$1.39
Reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the Rolling Four Quarters ending December 31, 2019 (in thousands):

December 31, 2019E
Cash flow Provided by Operations	$48,500
Cash used for Maintenance Capital Expenditures	(10,000)
Free Cash Flow	$38,500

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	recent changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.